UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT
THIRD AMENDMENT TO REPORT DATED APRIL 8, 2005

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 15-d
of the Securities Exchange Act of 1934

For the Period Ended: April 8, 2005

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: April 8, 2005)

Filing Date of this Report: October 4, 2007

MONTANA ACQUISITION
CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL
STATEMENTS.
ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     We filed a report on Form 8-K with the SEC on August 16, 2007. That report was for the period ended April 8, 2005 and disclosed our version surrounding the dismissal of Arthur Place & Company, P. C. of Albany, New York as our independent principal certifying accountant.

     Following the date we filed that initial report, we subsequently filed two amendments to that report that contained information surrounding the Place firm's resignation that resulted from our continuing discussions in this regard with the SEC.

     On September 25, 2007, we filed a second amendment to the subject report that, in our opinion, correctly represents our conclusive position in this matter, and that was satisfactory in terms of addressing the SEC's overall concerns in regard to the Place firm's resignation.

     On September 28, 2007, we received a facsimile of the Place firm's comments to the SEC, in the form of a letter to it dated September 26, 2007. We are annexing a facsimile of that letter as Exhibit 16.4 hereof.

     As a part of our obligations to the SEC, we are required to publish a copy of the Place firm's response to our statements made in our filing of September 25, 2007, pursuant to Item 304(a)(3) of Regulation S-B. The purpose of this type of letter is to allow our former accountant to tell the SEC if what we reported to the public about its dismissal was accurate.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     We deem the following exhibit "filed," in accordance with that term's definition under Section 18 of the Securities Exchange Act of 1934.

     Unless to the contrary indicated, we are making the following exhibit a part of this report by its annexation hereto:

Exhibit No.	Description of Exhibit

16.4	The Place Firm's Item 304(a)(3) Comments dated September 26, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 4, 2007
By Order of the Board of Directors: